Exhibit 99.3


                    ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement made and entered into this 30th day of August 1989, by and between Ashland Oil, Inc., a Kentucky corporation, 1000 Ashland Drive, Russell, Kentucky ("Ashland") and Ashland Chemical, Inc., an Ohio corporation, 5200 Blazer Parkway, Dublin, Ohio ("ACI").

                                WITNESSETH:
         WHEREAS, in connection with a public offering of stock of Melamine Chemicals, Inc. ("Melamine"), First Mississippi Corporation ("FMC"), Ashland and Melamine entered into a Registration Rights Agreement dated August 7, 1987 (the "Rights Agreement") concerning any future public offerings of Melamine's stock held by Ashland or FMC:
         WHEREAS, Ashland and some of its subsidiaries are currently engaged in a restructuring program which is intended, INTER ALIA, to group these subsidiaries by lines of business;
         WHEREAS, as part of that restructuring, Ashland has decided to transfer its ownership in Melamine to ACI; and
         WHEREAS, Ashland has transferred its 1,275,000 shares in Melamine to ACI and in connection therewith desires to transfer its rights, privileges, duties and obligations under the Rights Agreement to ACI;
         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Ashland and ACI agree as follows:
         1. Ashland hereby assigns and transfers to ACI, its successors and assigns, and ACI hereby accepts, any and all of Ashland's rights, privileges and interest in and to the Rights Agreement.
         2. Ashland hereby delegates to ACI and ACI hereby assumes, any and all duties, obligations and liabilities of Ashland under the Rights Agreement.
         IN WITNESS WHEREOF, the parties have hereunto set their hands on the day and year first above written.

ATTEST:                                           ASHLAND OIL, INC.



/s/ T. Cody Wales                                /s/ Thomas L. Feazell
-----------------------                          ----------------------
T. Cody Wales                                    Thomas L. Feazell
Assistant Secretary                              Administrative Vice President



ATTEST:                                          ASHLAND CHEMICAL, INC.



/s/ R. G. O'Brien                                /s/ Thomas L. Feazell
-----------------------                          ----------------------
R. G. O'Brien                                    Thomas L. Feazell
Assistant Secretary                              Administrative Vice President